EXHIBIT 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form SB-2, as amended, of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated July 22, 2007, on our audits of the consolidated financial statements of Timeshare Holdings, Inc., and to the reference to our Firm under the caption “Experts” in the registration statement.

By:	/s/ Chisholm Bierwolf & Nilson LLC
Chisholm Bierwolf & Nilson, LLC

Dated: September 27, 2007